EXHIBIT 99.1

    CAUTIONARY STATEMENTS FOR PURPOSES OF THE "SAFE HARBOR" PROVISIONS OF THE
                     PRIVATE SECURITIES REFORM ACT OF 1995


                  The Company desires to take advantage of the new "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 (the "Act") and is filing this Form 8-K in order to do so. Many of the following important factors discussed below have been discussed in the Company's prior SEC filings.

                  The Company wishes to caution readers that the following important factors, among others, in some cases have affected, and in the future could affect, the Company's actual results, and could cause the Company's actual results for the financial periods ending after the date hereof to differ materially from those expressed in any forward-looking statements made by or on behalf of the Company. The filing of this list should not be construed as constituting all factors which investors should consider prior to making an investment decision in the Company's securities, nor should investors assume that the information contained herein is complete or accurate in all respects after the date of this filing. The Company disclaims any duty to update the statements contained herein.

         Price Volatility, Illiquidity and Company Preferred Stock. No predictions can be made as to stability or volatility of the stock price of Common Stock. Further, because there are relatively few shareholders and a substantial percentage of the shares of Common Stock are held by a few persons, the Common Stock is relatively illiquid. As a result, a shareholder wishing to sell may find it difficult to do so expeditiously. In addition, the Company's Certificate of Incorporation permits shares of Company common or preferred stock to be issued in the future without stockholder approval and upon such terms and conditions, and having such rights, privileges and preferences, as the Company's Board of Directors may determine in the exercise of its business judgment. The rights of holders of Common Stock will be subject to, and may be diluted or otherwise adversely affected by, any Common Stock or preferred stock that may be issued in the future.

         Dilution. The issuance of Common Stock in connection with any future offering of Common Stock will dilute the Common Stock of the Company previously issued. Further, the Company may consider further expansion of its business through acquisition of other assets or entities. Such acquisitions may likely be accomplished through the issuance of additional shares of the Company's common or preferred stock, or rights thereto. There can be no assurance that the consideration received for such future issuances of such stock will not be further dilutive of the Common Stock held by the then existing shareholders.

         Liabilities of Frozen Beverage Division. In connection with the prior discontinuation of the Company's frozen beverage division, the Company has remained responsible for the liabilities of its former division. These liabilities include a breach of contract lawsuit seeking at least $550,000. The claim relates to the manufacture of the dispensing machines used in connection with the division's product. The Company believes that this claim is without merit and has defended, and will continue to vigorously defend, its position. Due to the uncertain nature of litigation in general, the outcome of the case cannot be guaranteed. A judgment against the Company in the case may have a material adverse effect on the Company's financial condition.

         Unregistered and Legended Common Stock. The Company Stock that may be issued by the Company in the future may not be registered for public sale under the United States Securities Act of 1933, as amended (the "Act") at the time of such issuance. In such event, the certificates representing such Common Stock will contain legends stating that such stock is unregistered and cannot be sold or otherwise transferred absent such public registration, or an appropriate exemption from such registration, or compliance with Rule 144 under the Act. Rule 144, as currently in effect, provides, inter alia, that shares of stock acquired in a private offering may not be resold by the purchaser thereof for a period of one (1) year after such acquisition, and then may only be sold in conformance with the other requirements of such

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Rule.  Shareholders should consult with their legal advisors concerning the full impact of Rule 144 in their specific circumstances.

         Lack of Control/Concentration of Ownership/Staggered Board/Antitakeover Effect. As of March 31, 1997, in excess of 30% of the Common Stock is held by affiliates (or their family members) of the Company who thereby have the ability to control the Company's Board of Directors. In addition, the Company's Board of Directors is divided into three classes having staggered terms, and thus no more than a minority of the Company's Board of Directors is subject to election in any given year. There are no provisions for cumulative voting by holders of Common Stock and, accordingly, each year the holders of a majority of the outstanding shares of Common Stock can elect all of the directors eligible for election. These facts may tend to discourage attempts to acquire control of the Company and to make such attempts more difficult to succeed.

         Seasonality. Sales in both the Company's beverage products division ("Beverage Division") and food products division ("Food Division") traditionally have been seasonal, with both divisions experiencing higher sales in warm weather months (April through September) and lower sales at other times of the year. As a result, the Company's second and third quarter financial results have historically outperformed the first and fourth quarter financial results, and such seasonality of financial results can be expected to continue for the foreseeable future.

         Dependence on Major Suppliers/Customers. For 1996, approximately 58% of the Beverage Division's total case sales represented Mistic(R) brands, and a decline in sales of those brands, could have a materially adverse effect on the Company. None of the Beverage Division's other suppliers accounted for more than 5% of the Beverage Division's total case sales during such period. The Beverage Division is highly dependent on the Mistic(R) supplier's marketing efforts to generate consumer demand and brand identity. There can be no assurance that the supplier of Mistic(R) will continue to market its products aggressively, or that strong consumer demand for such products will continue absent such marketing efforts.

         Evolving Consumer Preferences. Specialty non-alcoholic beverages, including the products that the Beverage Division distributes, are subject to changes in consumer preferences and in nutritional and health-related concerns. Likewise, the Food Division's business relies on consumer demand for meat products, which vary based particularly on health-related issues. Business of each of the divisions is dependent upon continued growth in consumer interest for their products. There can be no assurance that the demand for the products which the divisions produce and/or distribute can be sustained in the future. In addition, competitors may have a significant advantage over the Company if consumer choice favors products not distributed by the Company's and the Company is unable to secure distribution rights to, or does not produce, the favored products.

         Product Availability; Pricing. The suppliers of products distributed by the Beverage Division generally use independent bottlers to produce their products. Similarly, the Food Division is dependent on a reliable supply of beef, chicken and pork as well as filler products, to produce its sausage and other packaged and processed meats. There can be no assurance that the suppliers will correctly anticipate demand for their products and order a sufficient amount of product, that meat availability will be maintained at a sufficient level, that the independent bottlers will produce sufficient quantities of the suppliers' products to satisfy the Company's demand, or that any of the suppliers will make timely delivery of the suppliers' products to the Company. Failure to receive products in a timely manner for these or other reasons could have a materially adverse effect on the Company. Further, the profitability of the Food Division is largely dependent on the wholesale price of raw meat products such a pork bellies and sows. Such wholesale pricing in turn is determined in the marketplace based on factors beyond the control of the Company. Any rise in the prices of such products in the marketplace could have a materially adverse effect on the profitability of the Company.

         Competition. The Beverage Division competes both with other independent distributors of specialty beverages, and, more broadly, with the distributors of other categories of traditional and other beverages. The Food Division competes with other small, regional and large national producers

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and distributors of packaged meat products. Both divisions operate in the highly competitive environment of specialty beverage and food sales, where factors such as consumer preferences and successful marketing efforts can cause products to gain or lose market share rapidly. In some cases, competitors are larger and possess greater financial resources. There are several other distributors of specialty beverages and packaged meats in each of the divisions' current territories, as well as distributors and manufacturers of more traditional beverages and other meat products or meat substitutes. There can be no assurance that the Company will be able to continue to compete successfully with these or other distributors to obtain new product distribution agreements, or that the Company's current distribution and supply agreements will be renewed on terms acceptable to the Company. In addition, increased competition, both within the specialty beverage or packaged meat market and within the beverage or meat market generally, could result in pressure on prices and the Company's margins.

         Risks in Business Strategy. The Company's business strategy includes the Beverage Division acquiring new distribution rights and the Food Division expanding its customer bases and product lines, acquiring additional companies and integrating the new acquisitions from a business, accounting and control function. There can be no assurance that the Company will be successful in pursuing any element of this strategy. In addition, the Beverage Division's distribution agreement with the supplier of Mistic(R) restricts the Company's ability to distribute competing products, and may be terminated if the Company fails to perform under the agreement.

         General Business Risks. The Company is subject to all of the risks generally associated with the operation of its businesses, including, but not limited to, adverse developments in the national and local economies, changes in consumer preferences, fluctuations in the availability and cost of raw materials and the ability to obtain and retain qualified employees at affordable wages.

         Risks Involved in the Food and Beverage Industries. The Company's business is subject to all of the risks generally associated with the food industry. These risks include, among other things, that (i) product tampering or production defects may occur which may require a recall of a product, (ii) an ingredient in a product may be banned or its use limited or declared unhealthful, and (iii) sales of a product may decline due to perceived health concerns, changes in consumer tastes or other reasons beyond the control of the Company. The Company is also exposed to potential product liability claims, and has been a party to product liability lawsuits in the past. The Company is generally not contractually indemnified by its suppliers or customers for these types of risks. There can be no assurance that the Company's current level of product liability insurance will be adequate to protect the Company, or that the suppliers' or customer's liability insurance will be available to the Company, and, if available, adequate to protect the Company. It is uncertain whether the Company will be able to obtain increased levels of insurance as the Company grows, that any level of insurance would be economically practical or that it would be able to renew its current or future policies. While the Beverage Division operates within its exclusive territory under the Mistic(R) distribution agreement, its sales have been affected in the past by shipping of Mistic(R) products into the Beverage Division's exclusive territory by other distributors of these products from other territories. Although the Company has been advised by the supplier of Mistic(R) that it intends to enforce the transshipping restrictions in its distribution agreements with others, there can be no assurance that it will do so. The Beverage Division's business also could be significantly affected if state or federal legislative proposals regarding mandatory container deposit laws are adopted. Both of the divisions' business have been and could in the future be significantly affected by state or federal legislation mandating certain labeling requirements for the Company's products. Such laws may have the effect of increasing operating costs if the Company is required to bear responsibility for the return of empty containers from its customers or continually change its labeling.

         No Cash Dividends. The Company has never paid dividends and anticipates that its future earnings, if any, will be retained for use in the business or for other corporate purposes, and it is not anticipated that any cash dividends on Common Stock will be paid in the foreseeable future.

         Dependence on Management. The Company's future success is dependent in large measure on its senior management. There can be no assurance that the Company will be able to

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retain the Company's present key personnel, or attract and retain the additional skilled employees required for the operation of the Company's businesses. Such inability could have a material adverse effect on the Company's business success.

         Certain Transactions. Effective March 15, 1996, the Company entered into a consulting agreement with Sterling Advisors, L.P. ("Sterling Advisors") and Elfman Venture Partners, Inc. ("EVP" and with Sterling Advisors, the "Managers"), entities controlled or affiliated with persons owning in excess of 30% of the Company's Common Stock. In 1996, the Company paid aggregate investment fees of $400,000.00 to the Managers in connection with acquisitions. In addition, the Company pays the Managers an aggregate of approximately $35,000.00 per month for consulting management fees pursuant to the agreement.

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